CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 613 to the Registration Statement on Form N-1A of Northern Lights Fund Trust II with respect to the Weitz Short Duration Bond ETF, a series of shares of Northern Lights Fund Trust II.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 24, 2026